OMB NO. 2502-0265

A.	B. TYPE OF LOAN
U.S. DEPARTMENT OF HOUSING & URBAN DEVELOPMENT	1. [ ] FHA 2. [ ] FmHA 3. [X] Conv. Unins. 4. [ ] VA 5. [ ] Conv. Ins.
FINAL SETTLEMENT STATEMENT	6. FILE NUMBER: 26GR-01022 / 7. LOAN NUMBER:
	8. MORTGAGE INS CASE NUMBER:

C. NOTE: *This form is furnished to give you a statement of actual settlement costs. Amounts paid to and by the settlement agent are shown. Items marked "[POC]" were paid outside the closing; they are shown here for informational purposes and are not included in the totals.*
1.0 3/98 (26GR-01022 / 28)

D. NAME AND ADDRESS OF BUYER:	E. NAME AND ADDRESS OF SELLER:	F. NAME AND ADDRESS OF LENDER:
MMG Investments, LLC 200 Plaza Drive Zebulon, GA 30295	Landa App LLC - 1743 Summerwoods Lane Griffin GA LLC 996 Greenwood Ave NE Atlanta, GA 30306	

G. PROPERTY LOCATION:	H. SETTLEMENT AGENT: 58-1821378	I. SETTLEMENT DATE:
1743 Summerwoods Lane Griffin, GA 30224 Spalding County, Georgia Parcel ID(s): 054G01091,	Wessels & Gerber, P.C. PLACE OF SETTLEMENT: 123 S Hill St. Griffin, GA 30223	March 19, 2026 DISBURSEMENT DATE: March 19, 2026

J. SUMMARY OF BUYER'S TRANSACTION		K. SUMMARY OF SELLER'S TRANSACTION	
100. GROSS AMOUNT DUE FROM BUYER:		**400. GROSS AMOUNT DUE TO SELLER:**	
101. Contract sales price	155,000.00	401. Contract sales price	155,000.00
102. Personal property		402. Personal property	
103. Settlement charges to buyer (line 1400)	1,175.00	403.	
104. Current HOA Dues 03/19/26-03/31/26	28.94	404. Current HOA Dues 03/19/26-03/31/26	28.94
105. HOA Dues - April	69.00	405.	
Adjustments for items paid by seller in advance		*Adjustments for items paid by seller in advance*	
106. City/Town taxes		406. City/Town taxes	
107. County taxes		407. County taxes	
108. Assessments		408. Assessments	
109. HOA Fee	516.67	409.	
110.		410.	
111.		411.	
112.		412.	
120. GROSS AMOUNT DUE FROM BUYER	156,789.61	*420. GROSS AMOUNT DUE TO SELLER*	155,028.94
200. AMOUNTS PAID BY OR IN BEHALF OF BUYER:		**500. REDUCTIONS IN AMOUNT DUE TO SELLER:**	
201. Deposit or earnest money	1,550.00	501. Excess deposit (see instructions)	
202. Principal amount of new loan(s)		502. Settlement charges to seller (line 1400)	7,815.00
203. Existing loan(s) taken subject to		503. Existing loan(s) taken subject to	

L. SETTLEMENT CHARGES

	PAID FROM BUYER'S FUNDS AT SETTLEMENT	PAID FROM SELLER'S FUNDS AT SETTLEMENT
700. TOTAL COMMISSION Based on Price $ 155,000.00 @ 5.0000 % 7,750.00		
Division of Commission (line 700) as Follows:		
701. $ 3,100.00 to Redfin Corporation		
702. $ 4,650.00 to McLeRoy Realty Associates, Inc.		
703. Commission Paid at Settlement		7,750.00
704. to		
800. ITEMS PAYABLE IN CONNECTION WITH LOAN		
801. Loan Origination Fee % to		
802. Loan Discount % to		
803. Appraisal fee to		
804. Credit report to		
805. Lender's inspection fee to		
806. Mortgage insurance application fee to		
807. Assumption fee to		
808. to		
809. to		
810. to		
811. to		
900. ITEMS REQUIRED BY LENDER TO BE PAID IN ADVANCE		
901. Interest From 03/19/26 to 04/01/26 @ $ /day (13 days %)		
902. Mortgage insurance premium for month to		
903. Hazard insurance premium for year to		
904. for year to		
905. to		
1000. RESERVES DEPOSITED WITH LENDER		
1001. Hazard insurance Months @ $ per Month		
1002. Mortgage insurance Months @ $ per Month		
1003. City property taxes Months @ $ per Month		
1004. County taxes Months @ $ per Month		
1005. Annual assessments Months @ $ per Month		
1006. Months @ $ per Month		
1007. Months @ $ per Month		
1008. Months @ $ per Month		
1100. TITLE CHARGES		
1101. Settlement or closing fee to		
1102. Abstract or title search to		
1103. Title Exam Fee to Wessels & Gerber, P.C.	225.00	
1104. Title insurance binder to		
1105. Document preparation to		
1106. Wire Fee to Wessels & Gerber, P.C.		30.00
1107. Attorney Fee to Wessels & Gerber, P.C.	640.00	
(includes above item numbers:)		
1108. Title insurance to		
(includes above item numbers:)		
1109. Lender's coverage		
1110. Owner's coverage		
1111. e-Recording & Processing to Simplfile / Wessels & Gerber, PC	20.00	
1112. Fraud Protection Services & Complianc to CertifID / Wessels & Gerber, P.C.	35.00	35.00
1113. Technology Fee to Wessels & Gerber, P.C.	75.00	
1114. to		
1115. to		
1200. GOVERNMENT RECORDING AND TRANSFER CHARGES		
1201. Recording fees: Deed $ 25.00; Mortgage ; Releases	25.00	
1202. City/County tax/stamps: Deed ; Mortgage		
1203. State Transfer Tax/Intangib Deed $ 155.00; Mortgage	155.00	
1204. to		
1205. to		
1300. ADDITIONAL SETTLEMENT CHARGES		
1301. Survey to		
1302. Pest inspection to		
1303. to		
1304. to		
1305. to		
1400. TOTAL SETTLEMENT CHARGES (Enter on Lines 103, Section J and 502, Section K)	1,175.00	7,815.00

Final HUD-1, Attachment

Buyer: MMG Investments, LLC
200 Plaza Drive
Zebulon, GA 30295

Seller: Landa App LLC - 1743 Summerwoods Lane Griffin GA LLC
996 Greenwood Ave NE
Atlanta, GA 30306

Lender:

Settlement Agent: Wessels & Gerber, P.C.
(770)229-7140

Place of Settlement: 123 S Hill St.
Griffin, GA 30223

Settlement Date: March 19, 2026

Disbursement Date: March 19, 2026

Property Location: 1743 Summerwoods Lane
Griffin, GA 30224
Spalding County, Georgia
Parcel ID(s): 054G01091,

Adjustments For Items Paid By Seller In Advance (Buyer Debit)

Proration Date	Description	Amount		Prorated Amount
03/19/26	Current HOA Dues	69.00	03/19/26-03/31/26	28.94
	Buyer pays 13 Days of 31, Seller pays 18 Days of 31			
			Total Line 104/404	28.94

Adjustments For Items Unpaid By Seller (Seller Debit)

Proration Date	Description	Amount		Prorated Amount
03/19/26	Rent-Unit 1743	1,323.00	03/19/26-03/31/26	512.13
	Buyer pays 13 Days of 31, Seller pays 18 Days of 31			
			Total Line 214/514	512.13

Additional Prorated Items

Proration Date	Description	Amount		Buyer	Seller
03/19/26	HOA Dues - April			69.00	
	Buyer pays 0 Days of 0				
			Total Line 105	69.00	
03/19/26	HOA Fee			516.67	
	Buyer pays 0 Days of 0				
			Total Line 109	516.67	
03/19/26	HOA Dues - March				69.00
	Buyer pays 0 Days of 0				
			Total Line 506		69.00
03/19/26	HOA Balance Due				2,236.50
	Buyer pays 0 Days of 0				
			Total Line 508		2,236.50

Payoffs

Payee/Description		Note/Ref. No.	Buyer	Seller
Shellpoint				80,643.11
Payoff of first mortgage loan				
Loan Payoff	80,643.11			
Total Payoff	80,643.11			

Final HUD-1, Attachment

I have carefully reviewed the HUD-1 Settlement Statement and to the best of my knowledge and belief, it is a true and accurate statement of all receipts and disbursements made on my account or by me in this transaction. I further certify tha I have received a copy of the HUD-1 Settlement Statement.

MMG Investments, LLC

BY:__________________________(SEAL)
Charles H. Gilbert
Member

Landa App LLC - 1743 Summerwoods Lane Griffin GA LLC

BY:__________________________(SEAL)
Sammiya Mujtaba
Chief Operating Officer

To the best of my knowledge, the HUD-1 Settlement Statement which I have prepared is a true and accurate account of th funds which were received and have been or will be disbursed by the undersigned as part of the settlement of this transaction.

____
Jeremy Wessels
Settlement Agent

WARNING: It is a crime to knowingly make false statements to the United States on this or any similar form. Penalties upon conviction can include a fine and imprisonment. For details see: Title 18 U.S. Code Section 1001 and Section 1010.